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                          WAVETEK WANDEL & GOLTERMANN, INC.

                        AMENDED AND RESTATED STOCK OPTION PLAN


SECTION 1.       ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE

          1.1 ESTABLISHMENT AND PURPOSE OF PLAN. Wavetek Wandel & Goltermann, Inc. (the "Company") has adopted this Amended and Restated Stock Option Plan (the "Plan") in order to enable the Company and its subsidiaries to attract, retain and provide equity incentives to key employees, to stimulate the efforts of such employees toward the achievement of objectives established by the Company to encourage such employees to identify their long-term interests with those of the Company's stockholders.

          1.2 EFFECTIVE DATE OF THE PLAN. The effective date of this amendment and restatement of the Plan is October 1, 1998. The original effective date of the Plan was April 29, 1992.

SECTION 2.       ADMINISTRATION

          2.1 ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") consisting of two or more members appointed by the Board of Directors of the Company (the "Board"). In the event any class of the Company's shares are required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee shall consist of two or more non-employee members of the Board who shall be "outside directors" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee directors" under Rule 16b-3 under the Exchange Act.


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          2.2    AUTHORITY OF THE COMMITTEE. The Committee shall have full
power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to determine the form, terms and conditions of the options (the "Options") to purchase the Company's Common Stock, par value $.01 per share (the "Stock"), to be issued pursuant to the Plan, to provide for such conditions and assurances as the Committee deems necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable in connection with the administration of the Plan.

          The Committee shall determine the employees ("Optionees") to whom and the time or times at which Options shall be granted, the number of shares of Stock to be subject to each Option, the duration of each Option, the exercise price of each Option (the "Option Price"), whether the Option will be an incentive stock option within the meaning of Section 422 of the Code and the time or times within which (during the term of such Options) all or portions of each Option may be exercised, except as otherwise provided herein.

          2.3 DECISIONS FINAL AND CONCLUSIVE. The determination of the Committee as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its stockholders and persons having any interests in the Options.


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SECTION 3.       ELIGIBILITY

          3.1 ELIGIBILITY. Key employees of the Company or its subsidiaries who are involved in the attainment of long-range and overall Company objectives, members of the Board who are neither employees nor members of the Committee and members of the Company's advisory board established by the Board shall be eligible to receive Options.

          3.2 RIGHTS OF OPTIONEES. Nothing in this Plan or in any Option shall interfere with or limit in any way the right of the Company, any of its subsidiaries or any other corporation to terminate the employment of an Optionee at any time or shall confer upon any Optionee any right to continue in the employ of the Company, any of its subsidiaries or any other corporation.

SECTION 4.       STOCK SUBJECT TO THE PLAN

          4.1 NUMBER. The maximum number of shares of Stock that may be issued pursuant to Options granted pursuant to the Plan is 1,320,232, subject to adjustment as provided in Section 4.2. Such shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock of the Company which is not reserved for issuance for any other purpose. In the event that any Option, for any reason, is terminated unexercised as to all or any portion of the shares of Stock subject thereto, such shares nay be subjected to another Option issued pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Stock as shall be required to enable the Company to issue shares upon the exercise of all outstanding Options to the extent then exercisable.


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     4.2  ANTIDILUTION ADJUSTMENTS.     In the event of any increase or decrease
in the outstanding shares of Stock by reason of a stock dividend, stock split, combination of shares or distribution payable in shares of capital stock of the Company of any class, then the aggregate number of shares of Stock available for issuance under the Plan, the number and class of shares subject to each outstanding Option and the Option Price thereof shall be adjusted by the Committee, whose determination shall be conclusive, so that Optionees shall be entitled to receive the number and kind of shares at an Option Price corresponding to what they would have received if they exercised their Options prior to the occurrence of such event; provided, however, that except with the approval of the Committee no fractional shares shall be issued upon the exercise of Options and no payment shall be made in lieu thereof.

SECTION 5.       OPTIONS

          5.1 GRANT OF OPTIONS. The Committee may from time to time, at its discretion, grant Options pursuant to the Plan to such key employees of the Company or its subsidiaries as it shall determine. In no event may any employee receive Options with respect to more than 150,000 shares of Stock in any calendar year.

          5.2 OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written stock option agreement (the "Option Agreement"), to be executed by the Company and the Optionee, in such form (which need not be the same for each Option) as the Committee shall approve. Each Option Agreement shall state the number of shares of Stock that may be purchased upon the exercise of such Option, the Option


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Price and the duration thereof.  More than one Option may be granted to an eligible employee. The Option Agreement evidencing the Option will be delivered to the Optionee within a reasonable time after the grant of the Option.

          5.3 DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee determines to grant such Option, unless otherwise specified by Committee.

          5.4 OPTION PRICE. The Option Price for each Option shall not be less than 100% of the fair market value of one share of Stock on the date the Option is granted, as determined by the Board; provided, however, in the event the Company's Stock becomes Publicly Traded (as defined below), fair market value shall be the closing price of one share of Stock on the principal stock exchange on which the Stock trades on the date the Option is granted or, if there was no sale of Stock on such stock exchange on such date, the closing price of the Stock on the last previous day on which a sale occurred shall be used. For purposes of the Plan, "Publicly Traded" means that the Stock is traded on any internationally recognized stock exchange.

          5.5 DURATION OF OPTIONS. Each Option shall have a duration determined by the Committee, but in no event more than ten years from the date of grant.

          5.6 OTHER TERMS AND PROVISIONS. Options may contain such other terms and provisions, not inconsistent with the Plan, as the Committee shall deem appropriate, including with respect to Options intended to be incentive stock options,

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such provisions as the Committee determines are necessary to comply with
Section 422 of the Code.

SECTION 6.       EXERCISE OF OPTIONS

          6.1 WRITTEN NOTICE. An Optionee who wishes to exercise an Option in whole or in part shall give written notice of such exercise to the Company. The date on which the Company receives such notice shall be considered the date such Option was exercised as to the shares specified in such notice.

          6.2    PAYMENT.   Simultaneously with the delivery to the company of
notice of the exercise of any Option, the Optionee shall: (a) pay to the Company the sum of (i) the aggregate Option Price for all shares to be purchased upon the exercise of the Option or, if the Committee shall permit, by delivering an interest-bearing full recourse promissory note (subject to any limitations of applicable law), and (ii) an amount equal to all federal, state and local income taxes, if any, required to be withheld and paid by the Company as a result of such exercise; and (b) if the Stock is not Publicly Traded, execute and deliver to the Company (i) a representation that the Optionee is acquiring such shares for his or her own account for investment and not with a view to, or for resale in connection with, any distribution thereof, and (ii) a counterpart of the Stockholders' Agreement in the form provided by the Company to which other stockholders of the Company are parties. All payments shall be made by check payable to the order of the Company or, if the Stock is Publicly Traded, such other method permitted by the Committee, including (i) tendering shares of Stock owned by the Optionee,

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(ii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iii) any combination of the above. The Committee may if the Stock is Publicly Traded, in its discretion and subject to such rules as it may adopt, permit participants to elect to satisfy the required income tax withholding by having the Company retain the number of shares of Stock, the fair market value of which (as determined in a manner consistent with Section 5.4) equals the amount required to be withheld.

          6.3 ISSUANCE OF STOCK CERTIFICATES. As soon as practicable after receipt of notice of exercise, payment and satisfaction of any other conditions set forth in the Option Agreement, the Company shall deliver to the Optionee a certificate or certificates for the number of shares of Stock purchased upon such exercise.

          6.4 PRIVILEGES OF A STOCKHOLDER. No Optionee shall be deemed a stockholder with respect to any shares of Stock covered by an Option until a stock certificate has been issued to such Optionee.

SECTION 7 TRANSFER AND EXERCISE OF OPTIONS

          Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by the Optionee.

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SECTION 8 TERMINATION OF EMPLOYMENT.

          8.1    Prior to the date the Stock is Publicly Traded:

          (a) If an Optionee's employment is terminated for cause by the Company or any of its subsidiaries:

          (i) An Optionee's Options are terminated effective on the date of such resignation or termination; and

          (ii) Within ninety days after the date of such termination, the Company shall have the right but not the obligation to purchase any Stock acquired upon exercise of any Options by Optionee at the employees cost.

          (b) If an Optionee's employment is terminated other than for cause by the Company or any of its subsidiaries, or if the Optionee resigns from employment, then within ninety days after the date of such termination:

          (i) The Optionee shall have the right to exercise all Options held by such Optionee, to the extent exercisable on the date of termination of employment, but in no event later than the expiration date of such Options; and

          (ii) The Company shall have the right but not the obligation to purchase any Stock acquired upon exercise of any Options by Optionee at the fair market value of the Stock on the date of such termination of employment, as determined by the Board in its sole discretion.

          8.2 On or after the date the Stock is Publicly Traded, if an Optionee ceases to be employed by the Company or any of its subsidiaries for any reason, such

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Optionee may exercise all Options held by such Optionee, to the extent exercisable on the date of termination, but in no event later than the expiration date of such Options, unless termination was for cause (as defined below), in which event all Options held by such Optionee are terminated effective with the termination of employment.

           8.3 Termination "for cause" shall mean termination of Optionee's employment because of Optionee's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company, (ii) conviction for, or plea of guilt or NOLO CONTENDERE to, a felony, (iii) habitual abuse of any substance, (iv) breach of confidentiality or disclosure of trade secrets.

SECTION 9  DURATION OF PLAN

           The Plan shall remain in effect for a period of ten years from and after the effective date of the amendment and restatement of the Plan, but Options granted pursuant to the Plan may extend beyond termination of the Plan in accordance with the terms of such Options. All Options pursuant to the Plan shall be granted while the Plan is in effect.

SECTION 10 AMENDMENT OF PLAN

           The Board may amend the Plan from time to time in such respects as it deems advisable, provided that no amendment shall adversely affect the rights of any Optionee without such Optionee's consent, and no amendment shall be made unless approved by the stockholders of the Company if such amendment would materially increase the benefits accruing to employees participating in the Plan, materially increase

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the number of shares of Stock which may be issued pursuant to the
Plan (other than by operation of Section 4.2), or materially modify the eligibility requirements of Section 3.1.

SECTION 11       LAWS, RULES AND REGULATIONS

          The Plan, the grant and exercise of Options pursuant thereto and the obligation of the Company to issue and deliver shares of Stock upon exercise of such Options shall be subject to all applicable laws, rules and regulations and to any required approvals by any governmental agencies or national securities exchanges on which the Stock may from time to time be listed. No Option shall be exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and applicable state securities laws as in effect on the date of exercise. The Company shall have no obligation to register or qualify the Stock under any such law. This Plan will be governed by the laws of the State of Delaware, without reference to principles of conflict of laws.


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